VENABLE, BAETJER AND HOWARD, LLP
                     Including professional corporations

                     Two Hopkins Plaza, Suite 1800
                     Baltimore, Maryland  21201-2978
                     (410)244-7400, Fax (410) 244-7742
                     www.venable.com

VENABLE
ATTORNEY AT LAW

                                December 16, 1998

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

            With respect to Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Maryland Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

            We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Maryland Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Venable Baetjer and Howard, LLP
                                          Venable Baetjer and Howard, LLP